Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	Class A		8,349
	Class B		2,966

72DD2	Class M		156


73A1	Class A		0.4214
	Class B		0.3621

74A2	Class M		0.3945

74U1	Class A		20,173
	Class B		8,018

74U2	Class M		371

74V1	Class A		9.27
	Class B		9.26

74V2	Class M		9.28